Exhibit 10(j)(iii)
FIRST AMENDMENT TO APPENDIX F TO THE
NORTHROP GRUMMAN SUPPLEMENTAL PLAN 2 —
CPC SUPPLEMENTAL EXECUTIVE
RETIREMENT PROGRAM
(As Amended and Restated Effective January 1, 2005)
     This amendment to the January 1, 2005 restatement of Appendix F to the Northrop Grumman Supplemental Plan 2 — CPC Supplemental Executive Retirement Program (the “Appendix”) addresses certain new participants under this Program.
     This amendment is effective December 1, 2008.
1.	A new paragraph is hereby added to the end of Section F.03 of the Appendix to read as follows:

“Notwithstanding any other provision of this Program to the contrary, no additional employees shall become eligible to participate in the Program after November 2008 unless the Corporate Vice President, Chief Human Resources and Administrative Officer designates them for participation in writing.”
2.	A new Section F.10 is hereby added to the Appendix to read as follows:

“2008 Participants.

Any employee who first became a Participant in the Program after June 2008 shall cease to accrue benefits under the Program as of December 31, 2008. The present value of the accrued benefit of such a Participant shall be distributed in a lump sum payment in 2009, pursuant to transition rules under section 409A of the Code. The present value shall be calculated using the actual assumption and calculation procedures for lump sum distributions under the Northrop Grumman Pension Plan.”
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     IN WITNESS WHEREOF, this Amendment is hereby executed by a duly authorized officer on this 19 day of Dec., 2008.

NORTHROP GRUMMAN CORPORATION
By:	/s/ Debora L. Catsavas
Debora L. Catsavas
Vice President, Compensation, Benefits and International